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                                                                 EXHIBIT 24

                    AMERICAN WATER WORKS COMPANY, INC.


                             POWER OF ATTORNEY


     Each of the undersigned, in his or her capacity as an officer or director, or both, of AMERICAN WATER WORKS COMPANY, INC., a Delaware corporation, does hereby appoint George W. Johnstone and W. Timothy Pohl, severally, each with full power to act without the other, as his or her true and lawful attorneys to execute in his or her name, place and stead, in his or her capacity as an officer or director, or both, of said corporation, a Registration Statement on Form S-8 under the Securities Act of 1933, relating to the offer and sale of shares of Common Stock of said corporation pursuant to the Employees' Stock Ownership Plan of American Water Works Company, Inc. and Its Designated Subsidiaries, and any and all amendments and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and does hereby provide that each of said attorneys shall have full power of substitution and resubstitution and that each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever required to be done in the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

     IN WITNESS WHEREOF, the undersigned have executed this instrument, this 4th day of February, 1994.



/s/ George W. Johnstone                  /s/ Marilyn W. Lewis
George W. Johnstone, President           Marilyn W. Lewis, Chairman
 and Chief Executive Officer             of the Board of Directors
 and Director


/s/ J. James Barr                        /s/ William O. Albertini
J. James Barr, Vice President            William O. Albertini, Director
 and Treasurer



/s/ Robert D. Sievers                    /s/ William R. Cobb
Robert D. Sievers, Comptroller           William R. Cobb, Director

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/s/ Elizabeth H. Gemmill                 /s/ Henry G. Hager
Elizabeth H. Gemmill, Director           Henry G. Hager, Director



/s/ Nelson G. Harris                     /s/ William F. Hyland
Nelson G. Harris, Director               William F. Hyland, Director



/s/ Nancy W. Wainwright                  /s/ Paul W. Ware
Nancy W. Wainwright, Director            Paul W. Ware, Director




                         /s/ Ross A. Webber
                         Ross A. Webber, Director